UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2014

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Compensation Plan
On December 19, 2014, the Board of Directors (Board) of the Federal Home Loan Bank of Topeka (FHLBank), subject to the authority of the Director of the Federal Housing Finance Agency (Finance Agency) to prohibit compensation that is not reasonable and comparable to compensation paid to executives at other similar businesses (including other publicly held financial institutions or major financial services companies), adopted revisions to FHLBank’s Executive Incentive Compensation Plan (EICP). The EICP, which initially became effective on January 1, 2012, is a cash-based annual incentive plan with a long-term deferral component that establishes individual incentive compensation award opportunities related to achievement of performance objectives by FHLBank and by Participants during Performance Periods. The EICP provides eligible key employees (Participants) the opportunity to earn incentive compensation awards based on the FHLBank’s achievement of certain financial goals established by the Board. All capitalized terms used in this Item 5.02 disclosure pertaining to the EICP that are not otherwise defined shall have the meaning attributed to such term in the EICP. For more information regarding the EICP, see “Item 11 – Executive Compensation” of FHLBank’s 2013 Form 10-K.

The purpose of the EICP is to promote the long-term growth and profitability of FHLBank in accordance with the achievement of its long-term strategic objectives and mission; promote the mission and financial performance of FHLBank by providing incentives to key employees for accomplishing annual goals; promote key employee loyalty and dedication to FHLBank and its strategic objectives by rewarding performance that facilitates the growth and financial stability and success of FHLBank; and enhance FHLBank’s capacity to attract, retain, and motivate key employees by offering competitive short-term and long-term total incentive compensation opportunities.

The amendments to the EICP primarily revise the definition of the term Retirement and update and clarify the vesting of the Total Base Opportunity and the Deferred Incentive. The definition of the term Retirement is revised to mean when a Participant meets one of the following criteria: (1) 55 years of age or older with at least 10 years of service; (2) 60 years of age or older with at least 5 years of service; (3) 65 years of age or older regardless of service; or (4) the combination of the Participant’s age and years of service equals or exceeds 80; provided that, in each case, the Participant enters into a non-solicitation agreement in the form required by FHLBank. Section 10.3 of the EICP has also been revised to clarify how and when a Participant may receive compensation under the EICP following certain types of termination of employment. In the event of death, Disability, Retirement, or termination without Cause, the Participant will receive a prorated portion of the Total Base Opportunity for the period of time the Participant participated in the EICP. Upon such a termination, the Cash Incentive shall be paid following the end of the Base Performance Period and the Deferred Incentive shall be paid as set forth in 10.3(b). In the event of death or Disability, 10.3(b) provides that the Participant’s Deferred Incentive shall be immediately 100% vested at the Target Performance Measure and will be paid to the Participant or his or her beneficiary following the end of the year in which the death or Disability occurred. In the event of Retirement or termination without Cause, 10.3(b) provides that the Participant’s Deferred Incentive will be paid to the Participant or his or her beneficiary based on the Performance Measure achieved at the end of each Deferral Performance Period. Finally, the EICP clarifies that the foregoing revisions control and apply to all outstanding Deferred Incentives under the EICP.

A copy of the EICP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

EICP Targets
In addition to the revisions to the EICP, on December 19, 2014, the Board adopted Performance Measures pursuant to the EICP for the 2015 Base Performance Period and the 2016-2018 Deferral Performance Period (the Target Document), subject to the authority of the Director of the Finance Agency to prohibit compensation that is not reasonable and comparable to compensation paid to executives at other similar businesses (including other publicly held financial institutions or major financial services companies). The EICP establishes two performance periods. Participants may earn a Cash Incentive during the Base Performance Period and may also earn a Deferred Incentive during the Deferral Performance Period. For each Base Performance Period, the Board presents a Total Base Opportunity to Participants. The Total Base Opportunity is equal to a percentage of a Participant’s salary at the beginning of the Base Performance Period that will be provisionally awarded to a Participant as incentive compensation for achieving performance levels under each Performance Measure during the Base Performance Period.

Annually, the Board is responsible for establishing Performance Measures by approving a Target Document that sets forth the Total Base Opportunity, Performance Measures, and other applicable terms and conditions for the operation of the EICP. The Target Document defines three achievement levels for each Performance Measure: Threshold, Target and Optimum. Performance between Threshold-Target and Target-Optimum must be calculated by linear interpolation.

Eligibility for the EICP is limited to a select group of key management or other highly-compensated employees. The Target Document establishes three levels of participation by Participants based on the Participant’s position and responsibility as set forth in the Target Document. The Total Base Opportunity for the three levels of participation is as follows:

Participant	Total Base Opportunity
	Threshold	Target	Optimum
Level 1
CEO	40	80	120
Level 2

COO	32.5	65	97.5
Level 3

CRO	25	50	75
General Counsel	25	50	75
CAO	25	50	75

In the event FHLBank’s performance during the Base Performance Period results in the achievement of a Total Base Opportunity that exceeds 100% of a Participant’s base salary at the start of the Base Performance Period, the Target Document provides that the Total Base Opportunity shall be capped at 100% of the Participant’s base salary.

The Target Document establishes separate metrics for the Base Performance Period Metrics and the Deferral Performance Period Metrics. The Base Performance Period Metrics are measured by the results achieved in attaining specified performance levels in the following six areas:

•	Adjusted Return Spread on Regulatory Total Capital

•	Net Income after Capital Charge

•	Retained Earnings

•	Core Mission Assets (CMA) Ratio

•	Risk Management – Market, Credit and Liquidity

•	Risk Management – Compliance, Business and Operations

The targets are measured by the results achieved in attaining specified performance levels in the six areas, which are weighted as follows for each of the Participants:

	Chief Executive		General Counsel /
	Officer/Chief		Chief Accounting
Objective	Operating Officer	Chief Risk Officer	Officer
1. Adjusted Return Spread on Regulatory Total Capital	20%	10%	15%
2. Net Income after Capital Charge	20%	10%	15%
3. Retained Earnings	10%	20%	10%
4. CMA Ratio	10%	10%	10%
5. Risk Management- Market, Credit, Liquidity	20%	25%	25%
6. Risk Management- Compliance, Business, Operations	20%	25%	25%
Total	100%	100%	100%

The Deferral Performance Period is the three-year period over which FHLBank’s performance is measured based on parameters set forth in the Target Document and during which a Deferred Incentive can be earned. The Deferred Incentive means 50% of the Total Base Opportunity, which shall be deferred for the Deferral Performance Period and is subject to adjustment based upon the extent of achievement of the Performance Measures during the Deferral Performance Period. The Deferral Performance Period Metrics are measured by evaluating the following:

	Minimum	Threshold	Target	Optimum
Total Return	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	<=2/12 FHLBanks

Deferred Incentive
Performance Measure Percentage	0%	75%	100%	125%
Weighting	0.50	0.50	0.50	0.50
Dollar Value (Deferred Incentive x Performance Measure Percentage x Weight)	$	$	$	$

Market Value of Equity (MVE) / Total Regulatory Capital Stock (TRCS)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	<=2/12 vs FHLBanks

Deferred Incentive
Performance Measure Percentage	0%	75%	100%	125%
Weighting	0.50	0.50	0.50	0.50
Dollar Value (Deferred Incentive x Performance Measure Percentage x Weight)	$	$	$	$

Final Deferred Incentive Award (Dollar value for Total Return + Dollar Value for MVE/TRCS)

Total awards payable under the EICP are not determinable at this time.

A copy of the Target Document is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Benefit Equalization Plan
Also on December 19, 2014, the Board, subject to the authority of the Director of the Finance Agency to prohibit compensation that is not reasonable and comparable to compensation paid to executives at other similar businesses (including other publicly held financial institutions or major financial services companies), adopted amendments to FHLBank’s Benefit Equalization Plan (BEP). The BEP is a non-qualified supplemental executive retirement plan that permits Named Executive Officers and other participants in the BEP (referred to as Members) to defer compensation and to receive matching contributions and pension accruals that would otherwise have been made or accrued under FHLBank’s qualified 401(k) plan and defined benefit pension plan but for the limitations imposed by the Internal Revenue Code. The revisions to the BEP more clearly distinguish between the Pension Benefit and the Thrift Benefit. Specifically, the revisions allow Members to elect different forms of payment for the Pension Benefit than elected for the Thrift Benefit. The amendments also revise the optional forms of payment that may be elected under the Thrift Benefit. Members may choose to receive their Thrift Benefit in a lump sum, in equal payments over a number of years chosen by the Member, not to exceed seven years, or as any optional form of payment permitted under the Comprehensive Retirement Program of the Financial Institutions Retirement Fund.

A copy of the BEP is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1 Executive Incentive Compensation Plan, dated December 19, 2014.
10.2 Executive Incentive Compensation Plan Targets, dated December 19, 2014.
10.3 Benefit Equalization Plan, dated December 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 23, 2014	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Executive Incentive Compensation Plan, dated December 19, 2014.
10.2	Executive Incentive Compensation Plan Targets, dated December 19, 2014.
10.3	Benefit Equalization Plan, dated December 19, 2014.